                                                                    EXHIBIT 99.1


For Release:     Immediately

Contact:         John D. Swift, Chief Financial Officer

                 MOHAWK INDUSTRIES, INC. ANNOUNCES RECORD EPS
                 RESULTS FOR THE 2000 FOURTH QUARTER AND YEAR

Calhoun, Georgia, February 8, 2001 - Mohawk Industries, Inc. (NYSE:MHK) today announced that diluted earnings per share (EPS) were a fourth quarter record of $0.74 per share (6% above last year) or $39,262,000 in net earnings. This compares to EPS of $0.70 per share or $40,175,000 in net earnings for the fourth quarter of 1999. This improvement in EPS was the result of higher sales and gross profits and the Company's stock repurchase program. Net sales for the quarter increased 3% to $799,441,000 compared to $775,547,000 for the fourth quarter of 1999. The sales increase was primarily attributable to internal growth. The gross profit improvement was the result of favorable product mix and the change in the depreciable lives of fixed assets as of the beginning of the year 2000 partially offset by higher raw material and fuel costs as compared to 1999.

EPS for the year 2000 was the highest in the Company's history with EPS of $3.08 per share (18% above last year) or $166,852,000 in net earnings before the pre-tax charge of $7,000,000 related to an anti-trust litigation settlement which was recorded in the third quarter of 2000. After the pre-tax charge, EPS was $3.00 per share or $162,599,000 in net earnings. This compares to EPS of $2.61 or $157,239,000 in net earnings for the year 1999. This improvement in EPS was attributable to increased sales resulting primarily from internal growth and improved gross margins which resulted from product mix and the change in depreciable lives. Net sales for the year 2000 were $3,255,846,000 representing a 6% increase from the year 1999 sales of $3,083,264,000. This increase was primarily due to internal growth.

In commenting on the fourth quarter performance, Jeffrey S. Lorberbaum, President and Chief Executive Officer stated, "We have again reported record performance in both sales and earnings per share this quarter. We are happy with our results, especially in light of the slowing economy and rising costs. Our success this quarter is the result of continued
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focus on cost reduction and internal growth through strong marketing and merchandising. We are continuing the rollout of our new vinyl, laminate, ceramic tile and wood products to all of our regions throughout the U.S.

We believe our stock continues to trade at an attractive valuation and is a strong long-term investment. We have supported this view by repurchasing 902,900 shares of our stock during the fourth quarter and 8,764,999 shares since the inception of the repurchase program in the fourth quarter of 1999. We will continue to repurchase shares under this program, which authorizes the company to repurchase up to 15,000,000 shares under the conditions established by the Board of Directors. We were very pleased to be selected in January of this year for the Forbes Platinum 400 List. This list included industry leaders in long-term and short-term return on capital and growth in both sales and earnings. Although the results this quarter were ahead of last year, and our market share has increased, our sales growth has softened from previous quarters and we have continued to experience higher costs. We will continue to focus heavily on cost control and hard surface flooring growth."

As the Company looks forward at this time, it sees the impact of a slowing economy. In May 2000, industry unit shipments turned negative when compared to the prior year and have remained negative for each subsequent month through December. Raw material prices rose over the last twelve months but appear to have peaked while natural gas and utility costs continue to increase. On the positive side, the Company announced a price increase for selected residential carpet for March 2001. The Company's hard surface products expansion is progressing very favorably with it's customers but significant sampling and personnel costs will be incurred during the first half of 2001 without the offsetting growth in sales and margins. The Company is encouraged by it's customers' acceptance of it's product programs and brand recognition efforts. In addition, the Company is pleased by the Federal Reserve's recent move to lower interest rates and congressional consideration of potential tax reductions. These actions are expected to have a long-term favorable impact on the economy.

After considering all of these factors, the Company believes the first quarter 2001 EPS will be below last year's first quarter by 15% to 20%. The Company also anticipates the second quarter 2001 EPS will be 5% to 10% below last year. It is too early to anticipate the change in the economy for the second half 2001, but economic forecasters are currently anticipating improvement. The industry historically leads these economic cycles.

Certain of the statements in the immediately preceding paragraphs, particularly anticipating future financial performance, business prospects, growth and operating strategies, proposed acquisitions, new products and similar matters, and those preceded by, followed by or that otherwise include the words "believes," "expects," "anticipates," "intends," "estimates," or similar expressions constitute "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933, as amended. For those statements, Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Those
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statements are based on assumptions regarding the Company's ability to maintain its sales growth and gross margins and to control costs and on assumptions regarding the performance of the economy. These or other assumptions could prove inaccurate and therefore, there can be no assurance that the "forward-looking statements" will prove to be accurate. Forward-looking statements involve a number of risks and uncertainties. The following important factors affect the future results of Mohawk and could cause those results to differ materially from those expressed in the forward-looking statements: materially adverse changes in economic conditions generally in the carpet, rug and floorcovering markets served by Mohawk; competition from other carpet, rug and floorcovering manufacturers; raw material prices; timing and level of capital expenditures; the successful integration of acquisitions including the challenges inherent in diverting Mohawk's management attention and resources from other strategic matters and from operational matters for an extended period of time; the successful introduction of new products; the successful rationalization of existing operations; and other risks identified from time to time in the Company's SEC reports and public announcements.

Mohawk is a leading producer of woven and tufted broadloom carpet and rugs for residential and commercial applications. The Company designs, manufactures and markets carpet in a broad range of colors, textures and patterns and is widely recognized through its premier brand names, some of which include "Mohawk," "Aladdin," "Bigelow," "Custom Weave," "Durkan," "Galaxy," "Harbinger," "Helios," "Horizon," "Image," "Karastan," "Mohawk Commercial," "World," and "Wunda Weve." Mohawk offers a broad line of area and washable rugs branded by Karastan, Aladdin, Newmark & James and American Rug Craftsmen and decorative throw blankets, placemats, pillows and chair pads branded by American Weavers. Mohawk also offers a complete laminate product line and distributes carpet padding, wood and vinyl products and ceramic tile. The Company markets its products primarily through retailers and dealers.



                                     #####


 There will be a conference call Friday, February 9, 2001 at 11:00 AM Eastern
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                                     Time
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                The telephone number to call is 1-800-603-9255.
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 A replay of the call will be available two hours after the completion of the
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conference from 2/9/2001 through 2/14/2001. To access the call, please call 800-
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642-1687 or for local participants, call 706-645-9291 and enter Conference I.D.
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                                   # 572582.
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MOHAWK INDUSTRIES, INC. AND SUBSIDIARIES

                                                             Three Months Ended                  Twelve Months Ended
                                                       -------------------------------     --------------------------------
                                                        December 31,      December 31,     December 31,        December 31,
                                                            2000              1999             2000                1999
                                                       -------------      ------------     ------------        ------------
Consolidated Statement of Earnings Data
(Amounts in thousands, except per share data)

Net sales                                                   $799,441           775,547        3,255,846           3,083,264
Cost of sales                                                597,257           581,174        2,432,997           2,306,405
---------------------------------------------------------------------------------------------------------------------------
    Gross profit                                             202,184           194,373          822,849             776,859
Selling, general and administrative expenses                 126,755           120,142          505,734             482,062
Class action legal settlement                                      -                 -            7,000                   -
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    Operating income                                          75,429            74,231          310,115             294,797
Interest expense                                               9,457             8,690           38,044              32,632
Other expense, net                                             1,608              (864)           4,442               2,266
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    Earnings before income taxes                              64,364            66,405          267,629             259,899
Income taxes                                                  25,102            26,230          105,030             102,660
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    Net earnings                                            $ 39,262            40,175          162,599             157,239
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Basic earnings per share                                    $   0.75              0.70             3.02                2.63
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Weighted-average common shares outstanding                    52,535            57,163           53,769              59,730
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Diluted earnings per share                                  $   0.74              0.70             3.00                2.61
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Weighted-average common and dilutive potential
 common shares outstanding                                    52,953            57,730           54,255              60,349
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Other Financial Information
(Amounts in thousands)

Depreciation & Amortization                                 $ 20,935            26,100           82,346             105,297
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Capital Expenditures                                        $ 19,937            30,405           73,475             145,621
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Consolidated Balance Sheet Data
(Amounts in thousands)
                                                                                           December 31,        December 31,
                                                                                               2000                1999
                                                                                           ------------        ------------
ASSETS
Current assets:
    Receivables                                                                              $  356,072             337,824
    Inventories                                                                                 574,595             494,774
    Prepaid expenses                                                                             26,973              25,184
    Deferred income taxes                                                                        66,474              76,628
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        Total current assets                                                                  1,024,114             934,410
Property, plant and equipment, net                                                              650,053             624,814
Other assets                                                                                    118,474             123,649
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                                                                                             $1,792,641           1,682,873
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LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Current portion of long-term debt                                                        $  224,391              33,961
    Accounts payable and accrued expenses                                                       372,531             340,392
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        Total current liabilities                                                               596,922             374,353
Long-term debt, less current portion                                                            365,437             562,104
Deferred income taxes and other long-term liabilities                                            75,922              53,870
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        Total liabilities                                                                     1,038,281             990,327
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Total stockholders' equity                                                                      754,360             692,546
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                                                                                             $1,792,641           1,682,873
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

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Dates for Future Press Releases and Conference Calls:

                   Press Release     Conference Call

4th Qtr. 2001      February 8        February 9        11:00 a.m. (800-603-9255)
1st Qtr. 2001      April 16          April 17          11:00 a.m.      "
2nd Qtr. 2001      July 16           July 17           11:00 a.m.      "
3rd Qtr. 2001      October 15        October 16        11:00 a.m.      "

Conference call replay is (800) 642-1687 and is available for five days after the conference call. Enter conference ID number 572582.
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